Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into (a) Registration Statement No. 333-208911 on Form S-8, and (b) Registration Statement No. 333-258254 on Form F-3, of our report dated May 1, 2023 relating to the consolidated financial statements of Ferroglobe PLC, appearing in this Annual Report on Form 20-F of Ferroglobe PLC for the year ended December 31, 2024.

/s/ Deloitte Auditores, S.L. (previously Deloitte, S.L.)

Madrid, Spain

April 25, 2025